Exhibit 4.1(n)

                               FIFTH AMENDMENT TO
                                CREDIT AGREEMENT


     This Fifth Amendment to Credit Agreement, dated as of August 27, 2003 (this "Agreement"), is among WICKES INC., a Delaware corporation ("Borrower"), the persons set forth on the signature pages hereto who are designated as "Lenders", and MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., for itself as Lender and as Agent for each other Lender.

                                   WITNESSETH:

     WHEREAS, Borrower, Agent and Lenders are parties to that certain Credit Agreement dated as of February 26, 2003 (as heretofore amended, the "Credit Agreement"; capitalized terms not otherwise defined herein having the definitions provided therefore in the Credit Agreement);

     WHEREAS, Borrower, Agent and Lenders have agreed to amend the Credit Agreement in certain respects; and

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrower hereby agree as follows:

     1. Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Paragraph 3 below, the Credit Agreement is hereby amended as follows:

     (a) The defined term "Availability Block" contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

     "Availability Block" means an amount equal to $15,000,000.

     (b)  The  defined   terms   "Availability   Block   Adjustment   Date"  and
"Availability Block Table" contained in Section 1.1 of the Credit Agreement are each hereby deleted.

     (c) The final sentence of subsection 6.1(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

     "Agent and Lenders agree that notwithstanding anything contained herein to the contrary, Borrower shall have until September 30, 2003 to deliver appropriate Deposit Account Control Agreements with respect to each Deposit Account maintained by Borrower."

     (d) Section 12.5(v) of the Credit Agreement is hereby amended by deleting therefrom the terms "Availability Block Adjustment Date" and "Availability Block Table".

     (e) Exhibit B to the Credit Agreement (Compliance Certificate) is amended and restated in the form of Exhibit B attached hereto.

     2. Conditions.  The  effectiveness of the waivers and the amendments stated
     -------------
in this Agreement are subject to the following conditions precedent or concurrent, each of which must be satisfied no later than the date hereof, failing which this Agreement shall be null and void:

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     (a) No Default.  No Default or Event of Default under the Credit Agreement,
         ----------
as amended hereby, shall have occurred and be continuing.

     (b) Warranties and  Representations.  The warranties and representations of
         --------------------------------
Borrower contained in this Agreement, the Credit Agreement, as amended hereby, and the Financing Documents, shall be true and correct in all material respects as of the date hereof, with the same effect as though made on such date, except to the extent that such warranties and representations expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date. Borrower hereby represents and warrants that, as of the date hereof, (i) all of the representations and warranties referred to in the immediately preceding sentence are true and correct in all material respects as of the date hereof, and (ii) no Default or Event of Default has occurred and is continuing.

     3. Additional Agreements.
        ----------------------

     (a) Borrower, Agent and Lenders hereby agree that if EBITDA for the 3 fiscal months ending September 27, 2003 is equal to or greater than the amount set forth below for such period, effective immediately each Prime Rate Margin and LIBOR Margin percentage contained in the Pricing Table will decrease by 25 basis points, provided that, after any such decrease the first time that EBITDA for any subsequent period sel: forth below is less than the amount set forth below for such period, effective immediately each Prime Rate Margin and LIBOR Margin percentage contained in the Pricing Table will increase by 25 basis points:

                          Period                                Amount
                          ------                                ------

      3 fiscal months ending September 27, 2003               $1,500,000

      4 fiscal months ending November 1, 2003                 $2,200,000

      5 fiscal months ending November 29, 2003                $2,200,000

      6 fiscal months ending December 27, 2003                $2,000,000





     4. Miscellaneous.
        -------------

     (a) Captions.  Section  captions used in this Agreement are for convenience
         ---------
only, and shall not affect the construction of this Agreement.

     (b)  Governing  Law.  This  Agreement  shall be a  contract  made under and
          ---------------
governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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     (c)  Counterparts.  This  Agreement  may  be  executed  in  any  number  of
          ------------
counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

     (d) Successors and Assigns.  This Agreement shall be binding upon and shall
         ----------------------
inure to the sole benefit of Borrower, Agent and Lenders and their respective successors and assigns.

     (e)  References.  Any  reference to the Credit  Agreement  contained in any
          ----------
notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

     (f) Release.  Without limiting the Credit Agreement and the other Financing
         --------
Documents, Borrower hereby waives any defenses to the enforcement of the Credit Agreement and of the other Financing Documents, and hereby releases any claims or causes of action against Agent and each Lender which may now or hereafter be available to Borrower arising out of: (i') the administration of the Credit Agreement, the other Financing Documents or the Obligations prior to the date hereof or as a result of taking actions permitted hereunder; (ii) the negotiation and execution of this Agreement; or (iii) any other matter arising prior to the date hereof and pertaining to the Credit Agreement, the other Financing Documents or the Obligations.

     (g) Continued Effectiveness. Notwithstanding anything contained herein, the
         -----------------------
terms of this Agreement are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereto expressly do not intend to extinguish the Credit Agreement. Instead, ii: is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement which is evidenced by the Notes and secured by the Collateral. The Credit Agreement as amended hereby and each of the Financing Documents remain in full force and effect.


     (h) Construction. Borrower acknowledges that it has been represented by its
         ------------
own legal counsel in connection with the Financing Documents and this Agreement, that it has exercised independent judgment with respect to the Financing Documents and this Agreement, and that it has not relied on the Agent's or on Lenders' counsel for any advice with respect to the Financing Documents or this Agreement.


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     Delivered at Chicago, Illinois, as of the day and year first above written.

                       WICKES INC.


                       By _____________________________________________
                       Name:___________________________________________
                       Title:__________________________________________


                       MERRILL LYNCH CAPITAL, a division of
                       Merrill Lynch Business Financial Services Inc., as Agent, Collateral Agent, Book Manager,
                       Lead Arranger and a Lender

                       By:_____________________________________________
                       Name:___________________________________________
                       Title:__________________________________________


                       CONGRESS FINANCIAL CORPORATION
                       (CENTRAL), as a Lender

                       By:______________________________________________
                       Name:____________________________________________
                       Title:___________________________________________


                       THE CIT GROUP/BUSINESS CREDIT, INC., as a
                       Lender

                       By:_____________________________________________
                       Name:___________________________________________
                       Title:__________________________________________


                       COMERICA BANK, as a Lender

                       By:_____________________________________________
                       Name:___________________________________________
                       Title:__________________________________________



                       LASALLE BUSINESS CREDIT LLC, as a Lender


                       By:______________________________________________
                       Name:     Mitchell Tarvid
                       Title:    Vice President